UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Aspyra, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aspyra, Inc.
26115-A Mureau Road
Calabasas, CA 91302

April 30 , 2009

Dear Shareholder:

We cordially invite you to attend our 2009 Annual Meeting of Shareholders to be held at 10:00 a.m., Pacific Time, on Thursday, June 11, 2009, at the Company’s offices at 26115-A Mureau Road, Calabasas, California 91302.

Enclosed are the Notice of Annual Meeting, Proxy Statement and a proxy card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. If you are a record holder of our Common Stock at the close of business on May 1, 2009 you are eligible to vote on these matters, either by attending the Annual Meeting in person or by proxy. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please complete, date, sign, and return the accompanying proxy card in the enclosed postage-paid envelope. Properly executed proxy cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated on such cards. Because mail delays occur frequently, it is important that the enclosed proxy card be returned well in advance of the Annual Meeting. Submitting the proxy card does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person for the matters acted on at the Annual Meeting.

Very truly yours,

By:	/s/ Rodney Schutt
Rodney Schutt
Chief Executive Officer

ASPYRA, INC.
26115-A Mureau Road
Calabasas, CA 91302

_____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 11, 2009

_____________________

To the Shareholders of
Aspyra, Inc.

Notice is hereby given that the 2009 Annual Meeting of Shareholders of Aspyra, Inc. (the “Company” or “Aspyra”) will be held at the Company’s offices at 26115-A Mureau Road, Calabasas, California 91302, on Thursday, June 11, 2009, at 10:00 a.m. Pacific Time, for the following purposes:

1.
To elect seven (7) directors to our Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The following individuals are the nominees for election as director:

Lawrence S. Schmid	Robert S. Fogerson, Jr.	Norman R. Cohen	James Zierick
C. Ian Sym-Smith	Jeffrey Tumbleson	Rodney W. Schutt

2.
To approve the potential issuance of up to 9,129,033 shares of the Company’s Common Stock (issuable upon the conversion of $1,000,000 principal amount convertible promissory notes and the exercise of warrants for 5,903,226 shares of Common Stock) at a price below the current book value issued in connection with a private placement conducted in February 2009.

3.
To approve an amendment to the Company’s Amended and Restated Articles of Incorporation in order to increase the total number of authorized shares of Common Stock from 40,000,000 shares to 75,000,000 shares.

4.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

5.	To amend the Company’s 2005 Equity Incentive Plan to increase the aggregate number of shares that may be issued pursuant to the Company’s 2005 Equity Incentive Plan from 1,290,875 to 3,040,875.

6.	To consider and transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

These proposals are more fully described in the accompanying Proxy Statement. Financial and other information concerning the Company is contained in the enclosed Annual Report on Form 10-K for the fiscal year ended December 31, 2008. We urge you to read these materials carefully.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the proxy materials and the Company's annual report on Form 10-K at www.aspyra.com.

Only shareholders of record at the close of business on May 1, 2009, the Record Date, are entitled to notice of and to vote at the Annual Meeting or any continuation, adjournment or postponement thereof. A list of shareholders eligible to vote at the Annual Meeting will be available for your review during Aspyra’s regular business hours at its headquarters in Calabasas, California for at least 10 days prior to the Annual Meeting for any purpose related to the Annual Meeting.

This Proxy Statement and the accompanying proxy card are first being mailed to our shareholders on or about May 8, 2009.

Whether or not you plan to attend the Annual Meeting in person, to ensure that your shares are represented at the Annual Meeting, we encourage you to submit your proxy by mail in the enclosed postage-paid envelope. Returning your proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

By:	/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer and Secretary

Calabasas, California
April 30, 2009

ASPYRA, INC.
26115-A Mureau Road
Calabasas, California 91302

2009 ANNUAL MEETING OF SHAREHOLDERS

To be Held June 11, 2009

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement and the enclosed form of proxy card are being sent or given to shareholders of Aspyra, Inc., a California corporation (the “Company” or “Aspyra”), in connection with the solicitation of proxies by Aspyra’s management on behalf of the Board of Directors of the Company for use at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 11, 2009, at 10:00 a.m. Pacific Time at the Company’s offices at 26115-A Mureau Road, Calabasas, California 91302. The Annual Report on Form 10-K to the shareholders of the Company for the fiscal year ended December 31, 2008, including its financial statements and information concerning the Company, is enclosed with this mailing. This Proxy Statement and the accompanying proxy card are first being mailed to our shareholders on or about May 8, 2009.

Method of Voting

Shareholders can vote by proxy or by attending the Annual Meeting and voting in person. A proxy card is enclosed. If you vote by means of the proxy card, the proxy card must be completed, signed and dated by you or your authorized representative. The completed proxy card may be returned in the postage-paid envelope provided or by facsimile to attention Corporate Secretary at (818) 880-4398. Rodney W. Schutt and Anahita Villafane, the designated proxy holders, are members of the Company’s management. If you hold Common Stock in “street name,” you must instruct your broker or nominee as to how to vote such shares.

Solicitation and Voting of Proxies

If a proxy card is properly signed, dated and returned and is not revoked, the shares represented by the proxy card will be voted at the Annual Meeting in accordance with the shareholder’s instructions indicated on the proxy card. If no instructions are indicated on the proxy card, the shares will be voted “FOR” each of the nominees named herein for election as directors, “FOR” Proposal No. 2 approving the potential issuance of shares of Common Stock below book value in connection with the conversion or exercise of outstanding Company promissory notes and warrants, “FOR” Proposal No. 3 to amend the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock, “FOR” Proposal No. 4 for ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, “FOR” Proposal No. 5 to amend the Company’s 2005 Equity Incentive Plan to increase the aggregate number of shares that may be issued pursuant to the Company’s 2005 Equity Incentive Plan from 1,290,875 to 3,040,875, and in accordance with the recommendations of the Board of Directors upon such other business as may properly come before such meeting (including any proposal to adjourn the Annual Meeting) or any and all continuations, postponements or adjournments thereof. If cumulative voting rights are exercised with respect to the election of directors at the Annual Meeting, then the holders of properly executed and returned proxies will be entitled to cumulate and allocate the votes represented by proxies held by such holders in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

This solicitation is made on behalf of the Board of Directors of the Company, and its cost (including preparing and mailing of the notice, this Proxy Statement and the form of proxy) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to assure sufficient representation at the Meeting, officers and regular employees of the Company may solicit the return of proxies by mail, telephone, telegram and personal interview. No compensation in addition to regular salary and benefits will be paid to any such officer or regular employee for such solicitation.

Revocation of Proxy

A shareholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy card, or by attending the Annual Meeting and voting in person. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed proxy cards will be voted in accordance with the specifications on the enclosed proxy card.

Record Date

The close of business on May 1, 2009 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, we estimate that there will be 12,437,150 shares of the Company’s Common Stock outstanding and entitled to vote and 330 shareholders of record. There are no outstanding securities of the Company other than the Common Stock entitled to vote at the Annual Meeting.

Quorum

In order to conduct business at the Annual Meeting, a quorum must be present. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. We will treat shares of Common Stock represented by a properly signed and returned proxy card, including abstentions and broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the shareholders at the Annual Meeting, subject, in the case of election of directors, to the cumulative voting provisions described below.

Voting Requirements

Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. This means that the seven individuals nominated for election to the Board who receive the most votes will be elected. In voting for directors of the Company, each shareholder has the right to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shares are entitled, or to distribute the votes on the same principle among as many candidates as the shareholder chooses. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. For a shareholder to exercise cumulative voting rights, such shareholder must give notice of his or her intent to cumulate votes prior to the vote at the Annual Meeting. Instructions for allocation may be marked on the proxy card in the space provided opposite each nominee’s name and, if the proxy card is properly marked, the persons acting under the proxy will give notice of the shareholder’s intent to vote cumulatively. Unless a contrary instruction is properly marked on the proxy card, the persons acting under the proxy will cumulatively vote so as to maximize the probability that each nominee will be elected.

Approval of Proposal No. 2 regarding the potential issuance of up to 9,129,033 shares of the Company’s Common Stock below book value under notes and warrants previously issued in our February 2009 private placement will require the affirmative vote of a majority of the shares of our Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote. Abstentions and broker non-votes on this proposal will have the same effect as a vote “AGAINST” this proposal for purposes of determining whether it has been approved, and thus will affect the outcome of the vote.

Approval of Proposal No. 3 to amend the Company’s Amended and Restated Articles of Incorporation to increase the authorized number of shares of the Company’s Common Stock will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes on this proposal will have the same effect as a vote “AGAINST” this proposal for purposes of determining whether it has been approved, and thus will affect the outcome of the vote.

Approval of Proposal No. 4 regarding the ratification of the appointment of BDO Seidman, LLP as Aspyra’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and approval of any other proposals to be brought before the Annual Meeting will each require the affirmative vote of a majority of the shares of Common Stock entitled to vote that are present in person or represented by proxy at the Annual Meeting and voting on the proposal, which affirmative votes must also constitute at least a majority of the required quorum. Abstentions will have the same effect as a vote “AGAINST” these proposals but broker non-votes will have no effect on the outcome of the vote on these proposals.

Approval of Proposal No. 5 to amend the Company’s 2005 Equity Incentive Plan to increase the aggregate number of shares that may be issued pursuant to the Company’s 2005 Equity Incentive Plan from 1,290,875 to 3,040,875 will require the affirmative vote of a majority of the shares of Common Stock entitled to vote that are present in person or represented by the proxy at the Annual Meeting and voting on the proposal, which affirmative votes must also constitute at least a majority of the required quorum. Abstentions and broker non-votes on this proposal will have the same effect as a vote "AGAINST" this proposal for purpose of determining whether it has been approved, and thus will affect the outcome of the vote.

Abstentions . A shareholder may withhold authority to vote for one or more nominees for director and may abstain from one or more of the other matters to be voted on at the Annual Meeting. If you return a properly executed proxy card marked ABSTAIN with respect to a particular proposal or marked WITHHELD with respect to one or more director nominees, then the shares represented by that proxy card will be counted as present at the Annual Meeting for purposes of determining a quorum, but those shares will not be voted at the Annual Meeting with respect to such proposal or nominee. Shares for which authority is withheld will have no effect on the voting for the election of directors (which requires a plurality of the votes cast). However, shares that a shareholder abstains from voting will be included in the total of votes cast and have the same effect as a vote AGAINST Proposals No. 2, No. 3, No. 4 and No. 5.

Broker Non-Votes ..  If your shares are held by a broker, the broker will vote your shares for you if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. “Broker non-votes” are shares held by a broker or other nominee that are represented at the Annual Meeting, but with respect to which the broker or nominee has not received instructions from the beneficial owner of the shares to vote on the particular proposal and does not have discretionary voting power on the proposal. Brokers holding shares of record for beneficial owners generally are entitled to exercise their discretion to follow the recommendation of the Board of Directors and vote in favor of Proposals No. 1 (election of directors) and No. 4 (ratification of auditors), but do not have the discretion to vote on Proposal No. 2, No. 3, or No. 5 included in this Proxy Statement unless they receive other instructions from their customers. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal. Accordingly, broker non-votes will have no effect on voting on the election of directors or on the ratification of the independent registered public accounting firm. However, broker non-votes will have the effect of a vote AGAINST Proposal No. 2 regarding the potential issuance of shares of our Common Stock, Proposal No. 3 regarding amendment of the Company’s Articles of Incorporation and Proposal No. 5 regarding amending the Company's 2005 Equity Incentive Plan.

Voting Shares in Person that are Held Through Brokers . If your shares are held of record by your broker, bank or another nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy identifying you as an Aspyra shareholder, authorizing you to act on behalf of the nominee at the Annual Meeting and identifying the number of shares with respect to which the authorization is granted.

Procedures for Shareholder Nominations

The Company’s Bylaws provide that a shareholder may nominate candidates for the Board of Directors at an Annual Meeting. Shareholders seeking to nominate a candidate for election as director at an Annual Meeting must provide timely advance written notice to our Corporate Secretary. To be timely for the 2010 Annual Meeting, a shareholder’s notice must be delivered to or mailed and received by the Corporate Secretary of Aspyra at our principal executive offices (at 26115-A Mureau Road, Calabasas, California 91302) within a reasonable amount of time prior to the first mailing of the Proxy Statement. The requesting shareholder should provide sufficient biographical information about the proposed candidate to satisfy the requirements of the Securities and Exchange Commission for inclusion in the Proxy Statement and to permit the Board of Directors to evaluate the proposed candidate in light of the criteria described under the caption “Nominating Procedures and Criteria.” The request should also provide the full name, address and telephone number of the requesting shareholder and sufficient information to verify that the requesting shareholder is eligible to vote at the Annual Meeting. Additional information and certifications by the requesting shareholder and the proposed candidate may be required before the Board of Directors can make its evaluation.

Other Business

If any other matters besides the proposals described in this Proxy Statement are promptly presented for consideration at the Annual Meeting, the persons named as proxy holders will have discretion to vote on these other matters according to their best judgment to the same extent as the person delivering the proxy card would be entitled to vote. At the date this Proxy Statement went to press, we did not anticipate any other matter would be raised at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Company’s Board of Directors shall consist of not less than three nor more than nine directors, as determined by the Company’s Board of Directors, each to hold office for a term of one year and until a successor shall be duly elected and qualified. The present number of directors constituting the entire Board is seven.

A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified. The candidates for the Board of Directors receiving the seven highest vote totals will be elected to serve as members of the Board of Directors. There are no family relationships among directors or executive officers of the Company.

Background information concerning our present directors, each of whom is also a director nominee is as follows:

		Director
Name of Nominee	Age	Since	Principal Occupation
Lawrence S. Schmid (1)(2)	67	1991	President & Chief Executive Officer, Strategic Directions International, Inc.
Robert S. Fogerson, Jr. (2)	56	1992	General Manager, ViroMED Labcorp
Norman R. Cohen (1)(3)	72	2003	Retired Attorney
James Zierick (3)	52	2007	President and Chief Executive Officer of Nirvanix
C. Ian Sym-Smith	78	2005	Former Chairman, StorCOMM, Inc.
Jeffrey Tumbleson (1)	41	2008	Vice President of Information Technology, Outpatient Imaging Affiliates, LLC
Rodney W. Schutt	44	2008	Chief Executive Officer, Aspyra, Inc.
_____________________

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

Lawrence S. Schmid has served as a director of Aspyra since November 1991. Since November 1990, Mr. Schmid has served as the President and Chief Executive Officer of Strategic Directions International, Inc., a management consulting firm specializing in technology companies. Mr. Schmid received a BSME from General Motors Institute and a M.B.A. from the Graduate School of Management at the University of California Los Angeles.

Robert S. Fogerson, Jr. has served as a director of Aspyra since May 1992. Since January 1998, Mr. Fogerson has served as the general manager of ViroMED Labcorp, a laboratory providing clinical testing services. Mr. Fogerson had previously served in various capacities at PharmChem Laboratories since 1975. Mr. Fogerson received a B.A. from Stanford University.

Norman R. Cohen has served as a director of Aspyra since October 2003. Mr. Cohen is a retired attorney. Prior to his retirement in June 2003, Mr. Cohen had been in private practice for more than 40 years, primarily in the areas of corporate and securities law. Mr. Cohen received a B.S. in Economics from the Wharton School of the University of Pennsylvania and an LL.B from the Law School of the University of Pennsylvania.

James Zierick has served as director of Aspyra since September 2007.  Since January 2009, Mr. Zierick has been President and Chief Executive Officer of Nirvanix, a company in the storage delivery business. Mr. Zierick was Aspyra’s interim Chief Executive Officer from February 2008 to November 2008.  In 2007, Mr. Zierick served as Chief Executive Officer of Logicalapps, a provider of embedded controls software for enterprise applications.  From 2004 to 2006, Mr. Zierick was Executive Vice President of Worldwide Field Operations for Peregrine Systems, where he led 350 person sales, alliance, customer support and professional services organization.  From 1989 to 2003, Mr. Zierick was a partner with McKinsey & Company, where he helped lead the company’s Southern California technology and operational effectiveness practices. Mr. Zierick earned a M.B.A. from Dartmouth College, Amos Tuck School of Business, a B.S. in Engineering from Dartmouth College, Thayer School of Engineering, and a B.A. in Engineering Sciences from Dartmouth College.

C. Ian Sym-Smith has served as a director of Aspyra since November 2005 and was previously Chairman of the Board of Directors of StorCOMM, Inc. from April 1997 until November 2005 and as a director of StorCOMM, Inc. since February 1996. Mr. Sym-Smith has served as a director of several private and public companies. Mr. Sym-Smith received his B.S. in electrical engineering from the College of Technology in Birmingham, England, and his M.B.A. from the Wharton School of Business.

Jeffrey Tumbleson has served as a director of Aspyra since January 2008.  Since December 2004, Mr. Tumbleson has served as Vice President of Information Technology of Outpatient Imaging Affiliates, LLC, a company which partners with local healthcare providers to develop, own and operate outpatient diagnostic imaging and positron emission tomography centers.  From November 2002 to December 2004, Mr. Tumbleson was owner and President of JT Consulting, a consulting company providing information technology related services for the healthcare industry. From January 2001 to November 2002, Mr. Tumbleson was Chief Information Officer and Vice President of Spheris Inc., a provider of clinical documentation technology and services to health systems, hospitals and group practices throughout the United States. Mr. Tumbleson received a B.A. and a B.S. from the University of Kansas.

Rodney W. Schutt has served as a director of Aspyra since November 2008.  Prior to becoming the Chief Executive Officer at Aspyra, Mr. Schutt served, between July 2007 and July 2008, as the Chief Operating Officer for Luminetx, a provider of bioscience technologies based in Memphis, TN.  Prior to his position with Luminetx, between August 2004 and May 2007, Mr. Schutt served as Vice President of Business Development and Global Commercial Operations for Smith and Nephew Orthopaedics, a public medical device company, and prior to this held various positions at GE Healthcare. Mr. Schutt holds a B.A. degree in Business Administration from Marion College.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE
NOMINEES FOR DIRECTOR NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance Principles

Pursuant to California law and the Company’s Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved for the shareholders.

The Board of Directors selects the senior management team, which is charged with the day-to-day operations of the Company’s business. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials requested by them or otherwise provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management, monitors its performance and proposes or makes changes to the senior management team when it deems necessary or appropriate.

Director Independence

The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in Rule 10A-3 and Regulation S-K under the Securities Exchange Act of 1934 and in Section 803A of the NYSE Alternext US Company Guide for smaller reporting companies. These guidelines help ensure that the Board and its committees are independent from management and that the interests of the Board and management align with the interests of the shareholders. Based on these standards, the Board has determined that each of the Company’s directors, other than Mr. Schutt and Mr. Sym-Smith, is “independent” under the standards described above.

Board Meetings and Committees

During the fiscal year ended December 31, 2008, the Board of Directors held a total of five meetings.

Compensation Committee . The Board of Directors of the Company has established a Compensation Committee for the purpose of reviewing and making recommendations concerning compensation plans and salaries of officers and other key personnel. The Compensation Committee has not adopted a charter. The Compensation Committee, as an ongoing responsibility, periodically reviews industry related surveys of other companies similar in size and complexity to the Company to determine reasonable salary ranges and incentive compensation for its managers and key employees. The members of the Compensation Committee are Lawrence S. Schmid and Robert S. Fogerson, Jr.  All members of the Compensation Committee are independent. The Compensation Committee met once during the fiscal year ended December 31, 2008.

Audit Committee . The Board of Directors of the Company has also established an Audit Committee for the purpose of meeting with the Company’s independent registered public accounting firm and to review the scope of the audit, internal accounting controls, any change in accounting principles, significant audit adjustments, audit disclosures and related matters. The members of the Audit Committee are Lawrence S. Schmid, Norman R. Cohen, and Jeffrey Tumbleson. The Board has determined that Mr. Schmid qualifies as an “audit committee financial expert” as defined under the rules of the SEC. The Board has determined that all three members of the Audit Committee are “independent” as that term is defined by Rule 10A-3 under the Securities Exchange Act of 1934 and by the listing standards of the NYSE Alternext US for smaller reporting companies under the Securities and Exchange Commission Regulation S-K.

The Audit Committee met four times during the fiscal year ended December 31, 2008. The Board initially adopted a charter for the Audit Committee in March 2000, and later amended the charter in June 2000.  The current copy of the charter for the Audit Committee is available to security holders on the Company’s website at www.aspyra.com.  The Audit Committee recommends the engagement of BDO Seidman, LLP as the Company’s independent registered public accounting firm.

Nominating Committee. In April 2007, the Company established a Nominating Committee which consists of Norman R. Cohen and James Zierick, both of whom are independent directors. The Nominating Committee has not yet adopted a formal charter.  The Committee is responsible for nominating the slate of the directors which are then approved by the entire Board of independent directors.  All members of the Nominating Committee are independent.  The Nominating Committee met twice during the fiscal year ended December 31, 2008.

Nominating Procedures and Criteria

Once the Nominating Committee makes its recommendation, the entire Board of independent directors considers and approves nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors, the Board of Directors considers candidates for director suggested by shareholders, provided such recommendations are made in accordance with the procedures set forth in the Bylaws and described under “Shareholder Proposals.” Shareholder nominations that meet the criteria outlined below will receive the same consideration that the Board of Director’s nominees receive.

Essential criteria for all candidates considered by the Board of Directors include the following: integrity and ethical behavior, maturity, management experience and expertise, independence and diversity of thought and broad business or professional experience, an understanding of business, financial affairs and the complexities of business organizations.

In evaluating candidates for certain Board positions, the Board of Directors evaluates additional criteria, including the following: financial or accounting expertise, industry expertise, marketing, business and other experience relevant to public companies of a size comparable to the Company, and experience in investment banking, commercial lending or other financing activities.

In selecting nominees for the Board of Directors, the Board of Directors evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process.  If the candidate is a candidate for re-election, the Board considers previous performance and generally considers the candidate’s ability to contribute to the success of the Company.

The Board of Directors’ nominees for the Annual Meeting have been recommended by the independent members of the Board of Directors.

Shareholders did not propose any candidates for election at the Annual Meeting.

Shareholder Communications with Directors

You may communicate with each chairman of our Board Committees, or with our independent directors as a group by writing to such persons c/o Aspyra, Inc., 26115-A Mureau Road, Calabasas, California 91302, Attention Board of Directors.

Each communication should also specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We generally will not forward to the directors a shareholder communication that we determine to be primarily commercial in nature or that relates to an improper or irrelevant topic, or that requests general information about the Company. Additionally, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as junk mail and mass mailings, product complaints, product inquiries, new product suggestions, résumés and other forms of job inquiries, and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside director upon request.

Board Attendance at the Annual Meeting

The Company has not adopted a formal policy on members of the Board of Directors attendance at its Annual Meeting of Shareholders, although all members of the Board of Directors are invited and encouraged to attend in order to facilitate shareholder communication. All members of the Board of Directors attended the Company’s 2008 Annual Meeting of Shareholders.

Code of Ethics

The Company has adopted a Code of Ethics that applies to each of our directors, officers and employees.  The Code of Ethics was previously filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.  We will provide to any person without charge, a copy of our Code of Ethics upon written request to the attention of the Company’s Secretary at the address of the Company’s principal executive offices.

Compensation of Directors

Directors who are not officers or employees of the Company receive an annual retainer of $3,000, committee chairman receive an annual retainer of $4,000, and a grant of 20,000 non-qualified stock options upon their election or reelection to the board. In addition, independent directors are paid fees of $2,500 per meeting and are reimbursed for their reasonable expenses for attending such meetings. We also reimburse the reasonable expenses of our directors incurred in connection with attendance at meetings of the Board of Directors and its committees. At present, there are five independent directors, Lawrence S. Schmid, Robert S. Fogerson, Jr., Norman R. Cohen, James Zierick, and Jeffrey Tumbleson, who are not officers and/or employees of the Company.  The following table sets forth information concerning the compensation of our non-employee directors during 2008.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)(1)		Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
John Mutch (2)	75,000	—	0	(4)	—	—	—	75,000
Lawrence S. Schmid	15,500	—	0	(5)	—	—	—	15,500
Robert S. Fogerson, Jr.	15,500	—	0	(6)	—	—	—	15,500
Norman R. Cohen	14,500	—	0	(7)	—	—	—	14,500
James Zierick(3)	14,500	—	0	(8)	—	—	—	14,500
C. Ian Sym-Smith	10,000	—	0	(9)	—	—	—	10,000
Jeffrey Tumbleson	13,500	—	49,812	(10)	—	—	—	63,312

______________________

(1)
A discussion of the methods used in calculation of these values may be found in Footnote 8 to the consolidated financial statements which is in our annual report on Form 10-K. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year computed in accordance with SFAS 123(R), excluding the forfeiture assumption.

(2)
Mr. Mutch resigned from the Company’s Board of Dirctors on April 28, 2009. The compensation for Mr. Mutch includes fees paid to MV Advisors II, LLC, a consulting firm of which Mr. Mutch is the sole member and Managing Partner.  In June 2008, the Company renewed its agreement with MV Advisors.  Under the agreement, MV Advisors will provide strategic consulting services to the Company and will receive an annual fee of $75,000, payable in non-refundable quarterly advances, offset by the amount of any retainer or meeting fees paid to Mr. Mutch for his board service.  In addition, MV Advisors will be paid a success fee based upon the value of certain customer contracts secured by the Company as a result of the efforts of MV Advisors. MV Advisors will also be granted rights to purchase certain offerings of future Company equity securities.  In his capacity as a consultant to the Company through MV Advisors, Mr. Mutch was also awarded a non-qualified stock option under the Company’s 2005 Stock Incentive Plan exercisable for 240,000 shares of the Company’s Common Stock.

(3)
The compensation for Mr. Zierick does not include fees paid for consulting fees when Mr. Zierick served as Interim Chief Executive officer from February 2008 to November 2008, which are reported under Executive Compensation below.

(4)	The aggregate number of option awards outstanding for Mr. Mutch at 2008 fiscal year end are 250,000.

(5)	The aggregate number of option awards outstanding for Mr. Schmid at 2008 fiscal year end are 30,000.

(6)	The aggregate number of option awards outstanding for Mr. Fogerson at 2008 fiscal year end are 30,000.

(7)	The aggregate number of option awards outstanding for Mr. Cohen at 2008 fiscal year end are 30,000.

(8)	The aggregate number of option awards outstanding for Mr. Zierick at 2008 fiscal year end are 235,000.

(9)	The aggregate number of option awards outstanding for Mr. Sym-Smith at 2008 fiscal year end are 20,000.

(10)	The aggregate number of option awards outstanding for Mr. Tumbleson at 2008 fiscal year end are 50,000.

EXECUTIVE OFFICERS

Set forth below is information regarding our current executive officers.

Name	Age	Position
Rodney W. Schutt	44	Chief Executive Officer
Anahita Villafane	38	Chief Financial Officer and Secretary
Ademola Lawal	33	Chief Operating Officer
James R. Helms	64	Vice President of Strategic Analysis
Robert Pruter	44	Senior Vice President, Sales and Marketing

For biographical information regarding Mr. Schutt, who also serves as a director of the Company, please refer to his profile set forth above under “Proposal No. 1 — Election of Directors.”

Anahita Villafane   has served as the Chief Financial Officer of Aspyra since June 2005 and secretary since November 2005. Ms. Villafane also served as Aspyra’s controller and Chief Accounting Officer from April 2000 to June 2005. Prior to April 2000, Ms. Villafane was an audit manager with BDO Seidman, LLP since 1996. Ms. Villafane received a B.S. in Accounting from California State University at Northridge, and is a Certified Public Accountant.

Ademola Lawal has served as the Chief Operating Officer of Aspyra since April 2009.  Mr. Lawal also served as Aspyra’s Vice President of Strategy and Business Development from June 2008 to April 2009.  Prior to Aspyra, he spent six years at GE Healthcare where he was a Director of Service.  Mr. Lawal earned his Six Sigma Black Belt certification at GE Healthcare. Prior to GE, he was at KPMG Consulting where he conducted various reorganization, valuation and benchmarking projects.  Mr. Lawal holds an MBA from Harvard Business School and a Bachelor of Science from the University of Virginia with concentration in Accounting and Management Information Systems. He is a Certified Public Accountant.

James R. Helms   has served as the Vice President of Strategic Analysis since April 2009.  Mr. Helms also served as Chief Operations Officer of Aspyra from October 1982 to April 2009 and secretary from 1983 to November 2005. Mr. Helms also served as a director from 1987 until November 2005. Previously, Mr. Helms was an independent information systems consultant for more than five years.

Robert Pruter   has served as the Senior Vice President, Sales and Marketing since April 2008.  Prior to Aspyra, Mr. Pruter was National Sales Director for AGFA Healthcare.  Prior to joining AGFA, Mr. Pruter was Western Regional Sales Director for Merge eFilm and RIS Logic, Inc. where he was responsible for managing the sales activities for RIS, PACS, Billing and Dictation products. Mr. Pruter received a B.A. in Economics from University of California, Los Angeles.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid over the past two fiscal years ended December 31, 2008 and 2007 with respect to: (i) the person who served as the Company’s Chief Executive Officer during the 2008 fiscal year, (ii) the two other most highly compensated executive officers or individuals in addition to the Chief Executive Officer, serving at the end of the last fiscal year whose total compensation exceeded $100,000 in the last fiscal year and (iii) two additional individuals who would have qualified under (ii) but for the fact that the individual was not serving as an executive officer at the end of the 2008 fiscal year.

								(H)
(A) Name and Principal Position		(B) Year	(C) Salary($)	(D) Bonus($)	(E) Stock Awards	(F) Option Award(s) ($)(2)	(G) Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	(I) All Other Compensation (3)	(J) Total

Rodney W. Schutt		2008	28,558	12,489	—	—	—	—	—	41,047
Chief Executive Officer		2007	—	—	—	—	—	—	—	—

Ademola Lawal		2008	104,306	31,302	—	—	—	—	1,607	137,215
Chief Operating Officer		2007	—	—	—	—	—	—	—	—

Robert Pruter		2008	112,561	41,795	—	—	—	—	8,303	162,659
Senior Vice President, Sales and Marketing		2007	—	—	—	—	—	—	—	—

James R. Helms		2008	156,192	—	—	—	—	—	21,697	177,889
Chief Operations Officer		2007	155,597	—	—	—	—	—	17,465	173,062

Bruce M. Miller		2008	193,232	—	—	—	—	—	17,391	210,623
Former Chief Technology Officer(1)		2007	192,495	—	—	—	—	—	14,112	206,607
									-
James Zierick Former Interim Chief Executive Officer (4)	`	2008	127,500	--	--	--	--	--	--	127,500
		2007	--	--	--	--	--	--	--	--

_______________________

(1)
Mr. Miller’s employment as Chief Technology Officer was terminated effective April 1, 2009.  The Company and Mr. Miller entered into a Separation Agreement and General Release pursuant to which (i) Mr. Miller shall provide consulting services to the Company for an initial period of ninety business days (ii) receive severance equal to fifteen months of his base salary in effect as of April 1, 2009, to be paid in equal bi-weekly installments over twenty-two and one-half months;

(iii) the Company shall pay COBRA benefits to Mr. Miller and his spouse for up to eighteen months; (iv) the Company shall accelerate the vesting of options exercisable for 10,000 of the Company’s Common Stock previously granted to Mr. Miller pursuant to the Company’s 2005 Stock Incentive Plan; and (v) the Company and Mr. Miller will release each other from all claims arising from Mr. Miller’s employment with the Company, subject to certain exceptions.

(2)
A discussion of the methods used in calculation of these values may be found in Footnote 8 to the consolidated financial statements which is in our annual report on Form 10-K.  Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year computed in accordance with SFAS 123(R), excluding the forfeiture assumption.

(3)	Amounts shown in Column (I) consist of premiums paid for medical, life and disability insurance and Company matching contributions under the Company’s 401(k) profit-sharing plan.

(4)	Mr. Zierick served as Interim Chief Executive Officer from February 2008 to November 2008.

Compensation to our executive officers consists of salary, cash bonus, tax-deferred profit sharing, medical and life insurance benefits, and equity compensation pursuant to our 2005 Equity Incentive Plan and our 1997 Stock Option Plan.  Certain of our executive officers also have additional benefits regarding severance or a change of control of the Company. The Compensation Committee of the Board of Directors (i) reviews and approves corporate goals and objectives relevant to compensation of the executive officers, (ii) evaluates the performance of the executive officers in light of those goals and objectives, (iii) determines and approves the compensation level of the executive officers based on this evaluation, and (iv) makes recommendations to the Board with respect to cash incentive compensation plans and equity incentive plans.  The Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company’s 2005 Equity Incentive Plan and our 1997 Stock Option Plan.

The Compensation Committee is responsible for administering a management incentive bonus plan that is predicated on the pre-tax profitability of the overall company. Bonus pool funds will be allocated according to two criteria: (i) 50% of the pool should be awarded to the participants according to salary percentage and (ii) the remaining 50% will be allocated according to the accomplishment of individual goals set for each plan participant. The Compensation Committee of Aspyra also is responsible for administering the Company’s 2005 Equity Incentive Plan and 1997 Stock Option Plan and such grants under these plans are at the discretion of the committee, as described in more detail below.

Aspyra has adopted a profit sharing plan pursuant to which income tax is deferred on amounts contributed by employees under Section 401(k) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.  All employees, over the age of 21, are eligible to participate in the plan after the completion of six months of service.  Aspyra contributes, on a matching basis, 25% of the employee’s contribution up to 4%.  Aspyra’s contribution becomes vested at the rate of 20% for each full year of employment.  Both the employee’s and Aspyra’s contributions are subject to aggregate annual limits under the Code.

Employment Agreements, Termination of Employment and Change-in-Control Agreements

Other than Mr. Schutt, we currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control of the Company, or from a change in any executive officer’s responsibilities following a change-in-control.

The Company and Rodney W. Schutt entered into an employment agreement effective November 17, 2008 setting forth the terms of Mr. Schutt’s services as Chief Executive Officer.  Under the agreement, Mr. Schutts’s compensation will be $225,000 per year payable in accordance with the Company’s payroll practices.  Additionally, the Company also agreed to award an incentive stock option to Mr. Schutt exercisable for 375,000 shares of Aspyra common stock, at an exercise price equal to the closing market price of the Company’s common stock. The options will vest at a rate of 25% annually beginning one year after grant date until fully vested or, if earlier, the termination of Mr. Schutt’s services as CEO.  The options will have a five year term.  The Company will also provide Mr. Schutt with housing accommodations, rental car reimbursement and travel reimbursement of four airfare per month for a period of six months as well as relocation expense reimbursement up to a maximum of $20,000.  Pursuant to the agreement, the Company will provide reimbursement of the cost of Mr. Schutt realtor commission up to a maximum of 6% on the sale of his home payable ratably over a period of six months or, if earlier, the termination of Mr. Schutt’s service as Chief Executive Officer.Mr. Schutt will also receive insurance benefits paid for by Aspyra and employer contributions to his 401(k) plan account as provided for in Aspyra’s 401(k) profit sharing plan.

On April 1, 2009, the Company and Mr. Miller entered into a Separation Agreement and General Release (“Separation Agreement”) pursuant to which Mr. Miller agreed that, due to management restructuring which resulted in the elimination of the position of Chief Technology Officer, his employment with the Company would terminate effective April 1, 2009.  The following is brief summary of the material terms of the Separation Agreement with Mr. Miller: (i) Mr. Miller shall provide consulting services to the Company for an initial period of ninety business days (ii) receive severance equal to fifteen months of his base salary in effect as of April 1, 2009, to be paid in equal bi-weekly installments over twenty-two and one-half months; (iii) the Company shall pay COBRA benefits to Mr. Miller and his spouse for up to eighteen months; (iv) the Company shall accelerate the vesting of options exercisable for 10,000 of the Company’s Common Stock previously granted to Mr. Miller pursuant to the Company’s 2005 Stock Incentive Plan; and (v) the Company and Mr. Miller will release each other from all claims arising from Mr. Miller’s employment with the Company, subject to certain exceptions.

Outstanding Equity Awards At 2008 Fiscal Year End

The following table sets forth information concerning unexercised options, granted as equity incentive awards, held by each of our Named Executive Officers. Options shown in this table were granted between 2003 and 2006.  There have been no stock awards granted to any Named Executive Officer.  As such, these columns are omitted from this table.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Ademola Lawal	—	150,000	—	0.70	06/26/2013
Robert Pruter	—	125,000	—	0.36	04/23/2013
James R. Helms	10,000	—	—	1.51	02/24/2009
	5,000	5,000	—	1.76	08/11/2011
Bruce M. Miller	10,000	—	—	1.66	02/24/2009
	5,000	5,000	—	1.76	08/11/2011

____________________

(1)	Options which are not fully vested vest 25% annually on the anniversary of the option grant date.

Equity Incentive Plan Information

The Company’s 2005 Equity Incentive Plan (the “2005 Plan”) was adopted by the Board on August 2, 2005 and approved by shareholders at the Annual Meeting held on November 21, 2005. The 2005 Plan replaced the Company’s former 1997 Stock Option Plan (the “1997 Plan”) and incorporated 290,875 remaining unissued options from the 1997 Plan. Awards under the 2005 Plan may be granted to any of our employees, directors or consultants or those of our affiliates. As of March 30, 2009, there were approximately 69 full-time employees and 8 non-employee directors eligible to participate in the 2005 Plan. An incentive stock option may be granted under the 2005 Plan only to a person who, at the time of the grant, is an employee of the Company or a related corporation. The 2005 Plan is administered by the Board or a committee of the Board.

Under the 2005 Plan, the Company may award to eligible participants incentive stock options (ISO), non-statutory stock options; stock awards (both restricted stock awards and restricted stock unit awards); and stock appreciation rights. As of April 17, 2009 there were 1,000,000 shares of Common Stock subject to outstanding awards under the 2005 Plan and 290,875 available for future awards under the 2005 Plan. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the measures established by the 2005 Plan administrator must be qualifying performance criteria.

The 2005 Plan provides that in the event of a merger with or into another corporation or our “change in control,” including the sale of all or substantially all of our assets, and certain other events, our Board or the Compensation Committee may, in its discretion, provide for the assumption or substitution of, or adjustment to, each outstanding award, accelerate the vesting of options and stock appreciation rights, and terminate any restrictions on stock awards or cash awards or provide for the cancellation of awards in exchange for a cash payment to the participant.

During the fiscal year ended December 31, 2008, we granted 275,000 options to Named Executive Officers.

The following table sets forth information as to stock options granted under the 2005 Plan and 1997 Plan, and the net value received from the exercise of options (market value of stock on the date of exercise, less the exercise price) by each executive officer whose aggregate remuneration is set forth above.

Aggregated Option/SAR Exercises in Last Fiscal Year

			(d)	(e)
(a) Name	(b) Shares Acquired on Exercise (#)	(c) Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Ademola Lawal	0	$0	0/ 150,000	0/ 0
Robert Pruter	0	$0	0/125,000	0/ 0
James R. Helms	0	$0	5,000/ 5,000	0/ 0
Bruce M. Miller	0	$0	5,000/ 5,000	0/ 0

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and other rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,290,875	$1.28	290,875
Equity compensation plans not approved by security holders	1,750,000		1,750,000
Total	3,040,875	$1.28	2,005,875

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding beneficial ownership of Aspyra’s Common Stock as of April 16, 2009 of (i) each director (as of April 16, 2009) or nominee for director, (ii) each Named Executive Officer, (iii) all officers and directors as a group, and (iv) each beneficial owner of more than five percent of Aspyra’s Common Stock. Information as to beneficial owners who are not officers or directors of Aspyra is based on publicly available information as of the record date.

Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the shareholder. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 16, 2008, are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each individual listed below is c/o Aspyra, Inc., 26115-A Mureau Road, Calabasas, California 91302.

The percentages for each person or group shown in the table below are based on 12,437,150 shares issued and outstanding as of April 17, 2009, plus the additional shares that such person or group is deemed to beneficially own as set forth in the table. The table below shows the number of shares and percentage beneficially owned both prior to and after giving effect to the approval of Proposal No. 2 and the issuance of additional shares under the Notes and Warrants sold in our February 2009 Private Placement. An aggregate maximum of 9,129,033 shares are issuable upon conversion or exercise of all Notes and Warrants issued in the Private Placement, assuming that the shareholders approve both Proposal No. 2 and Proposal No. 3 at the Annual Meeting (consisting of 3,225,807 shares issuable upon conversion of all Notes, and 5,903,226 shares issuable upon exercise of all Warrants). The Notes and Warrants issued in the Private Placement provide that they cannot be converted or exercised, as applicable, to the extent such conversion or exercise would result in the holder and its affiliates beneficially owning more than 9.99% of our outstanding Common Stock on the date of such conversion or exercise. The number and percentage of Common Stock deemed beneficially owned and shown in the column prior to the approval of Proposals No. 2 and 3 is limited accordingly.

	Common Shares Beneficially Owned Prior to Approval of Proposals 2 & 3			Common Shares Beneficially Owned Assuming Approval of Proposals 2
Name	Number of Shares		Percent of Class	Number of Shares		Percent of Class
James R. Helms (1)	116,800		* %	116,800		*
Bruce M. Miller (2)	362,000		2.87%	362,000		1.65%
Robert Pruter (3)	35,250		*	35,250		*
Ademola Lawal (4)	—		*	—		*
John Mutch (5)	136,677		1.09%	136,677		*
Lawrence S. Schmid (6)	33,333		*	33,333		*
Robert S. Fogerson, Jr.(7)	29,833		*	29,833		*
Norman R. Cohen (8)	8,333		*	8,333		*
James Zierick (9)	228,333		1.80%	228,333		1.05%
C. Ian Sym-Smith	1,753,133	(10)	13.69%	2,428,133	(11)	11.07%
Jeffrey Tumbleson (12)	16,665		*	16,665		*
All Executive Officers and Directors as a Group (11 persons) (15)	2,720,357		20.51%	3,395,357		15.54%
Bradford G. Peters (13)	2,641,680	(14)	20.05%	2,641,680		11.85%
Bicknell Family Holding Co. LLC (16)	1,380,371	(17)	9.99%	8,145,454	(18)	37.77%
Potomac Capital Management LLC (19)	1,401,000		11.26%	1,401,000		6.50%
James Shawn Chalmers (20)	1,277,594	(21)	9.99%	4,137,387	(22)	19.18%

*      Indicates less than 1.0%

(1)	Includes 5,000 shares of Common Stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of April 17, 2009 held by Mr. Helms but excludes 5,000 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Helms.

(2)	Includes 10,000 shares of Common Stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of April 17, 2009 held by Mr. Miller.

(3)
Includes 31,250 shares of Common Stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of April 17, 2009 held by Mr. Pruter but excludes 93,750 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Pruter.

(4)	Excludes 150,000 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Lawal.

(5)
Includes 136,677 shares of Common Stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of April 17, 2009 held by Mr. Mutch, but excludes 113,323 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Mutch. Mr.  Mutch’s address is c/o MV Advisors LLC, 420 Stevens Avenue, Suite 270, Solana Beach, CA 92075. Mr. Mutch resigned from the Company’s Board of Directors on April 28, 2009.

(6)
Includes 8,333 shares of Common Stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of April 17, 2009 held by Mr. Schmid, but excludes 11,667 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Schmid. Mr.  Schmid’s address is c/o Strategic Directions International, Inc., 6242 Westchester Parkway, Suite 100, Los Angeles, CA 90045.

(7)
Includes 8,333 shares of Common Stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of April 17, 2009 held by Mr. Fogerson but excludes 11,667 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Fogerson. Mr.  Fogerson’s address is 2111 Austrian Pine Lane, Minnetonka, MN 55305.

(8)
Includes 8,333 shares of Common Stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of April 17, 2009 held by Mr. Cohen but excludes 11,667 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Cohen.

(9)
Includes 228,333 shares of Common Stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of April 17, 2009 held by Mr. Zierick but excludes 6,667 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Zierick.

(10)
Includes 371,969 shares of Common Stock issuable under currently exercisable stock options, shares of Common Stock issuable upon exercise of notes, and warrants and options and warrants that may be exercisable within 60 days of April 17, 2009. Does not include (i) 11,667 shares of Common Stock under currently non-exercisable stock options held by Mr. Sym-Smith (ii) 241,935 shares of common stock issuable upon exercise of a Purchaser Note and (iii) 433,065 shares issuable upon exercise of Purchaser Warrants. The Note and Warrants owned by the selling stockholder provide that they cannot be converted or exercised, as applicable, to the extent such conversion or exercise, as applicable, would result in the holder and its affiliates beneficially owning more than 9.99% of our outstanding common stock on the date of such conversion or exercise, as applicable. The number and percentage of common stock deemed beneficially owned is limited accordingly.

(11)
Represents amounts shown prior to shareholder approval of Proposal No. 2, plus (i) 241,935 shares of common stock issuable upon exercise of a Note and (ii) 433,065 shares issuable upon exercise of a Warrant issued to Mr. Sym-Smith in the Private Placement.

(12)
Includes 16,665 shares of Common Stock issuable under currently exercisable stock options and options that may be exercisable within 60 days of April 17, 2009 held by Mr. Tumbleson but excludes 33,335 shares of Common Stock issuable under currently non-exercisable stock options held by Mr. Tumbleson.  Mr. Tumbleson’s address is 2107 Ipswitch Ct, Thompson’s Station, TN 37179.

(13)	Bradford G. Peters was a director of the Company from November 2005 to January 2008.

(14)
Includes 371,969 shares of Common Stock issuable under currently exercisable stock options, shares of Common Stock issuable upon exercise of notes, and warrants and options and warrants that may be exercisable within 60 days of April 17, 2009. The Note and Warrants owned by Mr. Peters provide that they cannot be converted or exercised, as applicable, to the extent such conversion or exercise, as applicable, would result in the holder and its affiliates beneficially owning more than 9.99% of our outstanding common stock on the date of such conversion or exercise, as applicable. The number and percentage of common stock deemed beneficially owned is limited accordingly. Mr. Peters’ address is 21 Grove Lane, Greenwich, CT 06831.

(15)
Number of shares shown prior to approval of Proposal 2 includes 829,893 shares of Common Stock issuable under currently exercisable stock options, shares of Common Stock issuable upon exercise of notes, warrants and options that may be exercisable within 60 days of April 17, 2009 held by all officers and directors as a group but excludes 463,743 shares of Common Stock issuable under currently non-exercisable stock options held by such individuals as a group. Number of shares shown assuming Proposal 2 is approved includes 675,000 shares issuable upon exercise of outstanding ,Notes and Warrants issued to Mr. Sym-Smith in the Private Placement.

(16)
Martin C. Bicknell is the manager of Bicknell Family Holding Co., LLC and in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, may be deemed a control person, with voting and investment power (directly or with others), of the securities of the Company owned by Bicknell Family Holding Co., LLC. Mr. Bicknell disclaims beneficial ownership of these securities. The selling stockholder has informed us that it is not a broker-dealer or affiliate of a broker-dealer Bicknell Family Holding Co., LLC’s address is 7400 College Blvd., Suite 205, Overland Park, Kansas 66210.

(17)
The holder owns a Note in the amount of $1,250,000, convertible into 2,272,727 shares of common stock at a conversion price of $0.55 per share, and Warrants to purchase 2,272,727 shares of common stock. The Note and Warrants owned by the holder provide that they cannot be converted or exercised, as applicable, to the extent such conversion or exercise, as applicable, would result in the holder and its affiliates beneficially owning more than 9.99% of our outstanding common stock on the date of such conversion or exercise, as applicable. The number and percentage of common stock deemed beneficially owned is limited accordingly.

(18)
Represents amounts subsequent to shareholder approval of Proposal No. 2, plus (i) 1,290,323 shares issuable upon exercise of a Note and (ii) 2,309,677 shares issuable upon exercise of a Warrant issued to the holder in the Private Placement.

(19)
Potomac Capital Management LLC’s address is 825 Third Avenue, 33rd Floor, New York, NY 10022. Based on information contained in Schedule 13G filed with the SEC on September 17, 2007 by Potomac Capital Management LLC, Potomac Capital Management Inc. and Paul J. Solit as joint filers. Paul J. Solit is the Managing Member of Potomac Capital Management LLC and President of Potomac Capital Management Inc. All of the joint filers state that they have shared voting and shared dispositive power over 1,480,000 shares. The joint filers state that they own an aggregate of 1,480,000 shares of Common Stock.

(20)
Mr. James Shawn Chalmers’ address is 705 South 10th Street, Blue Springs, Missouri 64015. Based on information contained in Schedule 13D filed with the SEC on April 3, 2008 by Mr. Chalmers. Mr. Chalmers states that he does not own any Common Stock directly but he is (i) the sole director and President and majority shareholder of J&S Ventures, Inc.; (ii) the sole manager and holder of 75% of the membership interests of Orion Capital Investments, LLC; and (iii) the sole trustee and sole beneficiary of the J. Shawn Chalmers Revocable Trust dated August 13, 1996.

(21)
Includes 926,023 shares of common stock and an additional 351,571 shares of common stock issuable upon exercise of Warrants or conversion of a Note. The Note and Warrants owned by the selling stockholder provide that they cannot be converted or exercised, as applicable, to the extent such conversion or exercise, as applicable, would result in the holder and its affiliates beneficially owning more than 9.99% of our outstanding common stock on the date of such conversion or exercise, as applicable. The number and percentage of common stock deemed beneficially owned is limited accordingly.

(22)
Represents amounts subsequent to shareholder approval of Proposal No. 2, plus (i) 564,516 shares issuable upon exercise of a Note and (ii) 1,010,484 shares issuable upon exercise of a Warrant issued to the holder in the Private Placement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Directors and Executive Officers

2009 Private Placement ..

In connection with the Private Placement described below under Proposal No. 2, C. Ian Sym-Smith, a director of the Company, purchased a new convertible Note in the principal amount of $75,000.  In connection with the Private Placement and the purchase of new Notes Mr. Sym-Smith was issued a Warrant corresponding to his new Note and exercisable for additional shares of the Company’s Common Stock.  The terms of the Note and Warrant issued to Mr. Sym-Smith in connection with the Private Placement are described below under Proposal 2.

Consulting Agreement with MV Advisors II, LLC

On June, 26, 2008, the Company renewed its consulting agreement with MV Advisors II, LLC (“MV Advisors”), a consulting firm of which Mr. John Mutch, the Company’s then-Chairman of the Board, is the sole member and Managing Partner.  Under the agreement, MV Advisors provides strategic consulting services to the Company and receives an annual fee of $75,000, payable in non-refundable quarterly advances, offset by the amount of any retainer or meeting fees that Mr. Mutch is eligible to receive for his Board service.  In addition, MV Advisors will be paid a success fee, payable for up to 6 years, equal to 5% of the value of certain customer contracts secured by the Company as a result of the efforts of MV Advisors. MV Advisors was also granted rights to purchase at least $250,000 of certain future offerings of Company equity securities. The consulting agreement has an initial term of one year commencing with Mr. Mutch’s becoming a director of the Company and will automatically renew for successive one year terms unless either party notifies the other of its intent not to renew the agreement. In his capacity as a consultant to the Company through MV Advisors, Mr. Mutch was also awarded a non-qualified stock option under the Company’s 2005 Stock Incentive Plan exercisable for 240,000 shares of the Company’s Common Stock, vesting in equal monthly installments over three years, subject to full acceleration upon a change in control of the Company and also upon certain terminations of Mr. Mutch’s services. Mr. Mutch resigned from the Company’s Board of Directors on April 28, 2009.

Placement Agent Services by Great American Investors, Inc.

One of our current directors and a director nominee, Jeffrey Tumbleson, is the brother of the managing director of Great American Investors, Inc. (“GAI”). As disclosed below under Proposal No. 2 concerning the issuance of Common Stock in connection with our 2009 Private Placement, we engaged GAI as placement agent for the Private Placement, and in  consideration for their services in that transaction, we paid GAI $40,000, together with a Warrant to purchase 129,032 shares of our Common Stock. The Warrant issued to GAI has the same terms as other Warrants issued to the Purchasers in the Private Placement and their terms are described more fully below under Proposal No. 2. GAI also acted as placement agent for three private placements of the Company’s securities in November 2005, May 2006, and March 2008 and in connection with those three prior transactions we paid GAI fees in the amount of $150,000 in 2005, $315,000 in 2006, and a note in the amount of $210,000 in 2008.

Indemnification; Directors’ and Officers’ Insurance

On November 22, 2005, the Company completed its merger with StorCOMM, Inc., pursuant to the terms of the Agreement and Plan of Reorganization, dated August 16, 2005 (the “Merger Agreement”). Under the terms of the Merger Agreement, Aspyra agreed that it will indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of StorCOMM and its subsidiaries, to the same extent these directors, officers and employees were indemnified or had the right to advancement of expenses as of the date of the Merger Agreement by StorCOMM pursuant to StorCOMM’s Certificate of Incorporation, Bylaws and indemnification agreements, in existence on the date of the Merger Agreement with any of the directors, officers and employees of StorCOMM and its subsidiaries for acts or omissions occurring at or prior to the date of the merger, including for acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the merger.

Sections 204(a)(10), 204(a)(11), 204.5 and 317 of the California General Corporation Law (“CGCL”) permit a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933. The Company’s Articles of Incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permitted under California law. In addition, Aspyra’s Articles of Incorporation provide that Aspyra is authorized to provide indemnification of agents, including directors, officers, employees and other agents (as defined in Section 317 of the CGCL) for breach of duty to Aspyra and its shareholders through Bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL.

Aspyra’s Bylaws provide that, to the maximum extent permitted by the CGCL, Aspyra may indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person was an agent of Aspyra, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding. Aspyra may advance expenses incurred in defending any proceeding prior to the final disposition of such proceeding to the maximum extent permitted by the CGCL.

The above discussion of the CGCL and Aspyra’s Articles of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, Articles of Incorporation and Bylaws.

Indemnification for liabilities arising under the Securities Act may be permitted to Aspyra’s directors, officers and controlling persons under the foregoing provisions, or otherwise. Aspyra has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 317(i) of the CGCL further provides that a corporation may purchase and maintain insurance on behalf of any agent, including any director, officer, employee or other agent of the corporation. Aspyra’s Bylaws permit Aspyra to secure insurance on behalf of any officer, director, employee or other agent of Aspyra. Aspyra has obtained policies of insurance under which, subject to the limitations of such policies, coverage is provided to Aspyra’s directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer.

Aspyra has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in its Articles of Incorporation and Bylaws. These agreements, among other things, provide for indemnification of Aspyra’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at Aspyra’s request. Aspyra believes that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the NYSE Alternext reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except for one Form 4 filing which was not timely filed.  The Form 4 has since been filed.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is currently composed of three directors, each of whom meets the independence and experience requirements under the NYSE Alternext rules and the independence requirements of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process including its system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented in conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements that have been included in our Annual Report on Form 10-K for the year ended December 31, 2008.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has reviewed with the independent registered public accounting firm their independence from the Company and its management including the written disclosure and the letter provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the 2008 fiscal year for filing with the Securities and Exchange Commission. The Audit Committee has recommended the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2009, subject to approval by the shareholders at the Annual Meeting.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Lawrence S. Schmid
Norman R. Cohen
Jeffrey Tumbleson

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL NO. 2

APPROVAL OF POTENTIAL ISSUANCES OF
SHARES OF COMMON STOCK UNDER CONVERTIBLE NOTES AND WARRANTS

Introduction

On February 12, 2009 (the “Closing Date”), the Company closed a private placement transaction (the “Private Placement”) with eight accredited investors (the “Purchasers”) in which the Company issued and sold to the Purchasers $1,000,000 in principal amount of secured convertible notes (the “Notes”) together with warrants to purchase an additional 5,774,194 shares of the Company’s Common Stock (“Purchaser Warrants”). In addition, we issued Great American Investors, Inc., the placement agent for the Private Placement, warrants (the “Broker Warrants”, and together with the Purchaser Warrants, the “Warrants”) to purchase 129,032 shares of the Company’s Common Stock with the same terms and conditions as the Purchaser Warrants. The Notes are convertible into shares of the Company’s Common Stock at a conversion price of $0.31 per share (the “Conversion Price”), subject to adjustment in the event of stock splits, stock dividends, and similar transactions. The Notes were to mature on March 26, 2010 and bear interest at the rate of 12% per annum compounded on each July 15 and January 15, which rate is subject to increase to 24% per annum (or the maximum lawful rate) if the Company defaults under the Notes.  In April 2009, the purchasers extended the maturity date of the notes to August 26, 2010.  Each Purchaser received Warrants with an exercise price of $0.31 per share equal to the difference between (A) the sum of (i) the total number of conversion shares which would have been issuable upon full conversion of the Note determined by dividing the aggregate number principal amount of the Notes by an assumed conversion rate of $0.25 (such quotient is referred to as the “Assumed Note Conversion Shares”), plus (ii) 125% of the Assumed Note Conversion Shares, and (B) the number of conversion shares which are issuable upon conversion of the entire original principal amount of the Notes based on the actual conversion price of $0.31, which terminate on the third anniversary of the warrant issuance. The terms of the Notes and Warrants are described in greater detail below in the section entitled “Terms of the Transaction.”

At the current Conversion Price, the Notes, including current principal and all accrued interest through their maturity date, would be convertible into 3,225,807 shares of the Company’s Common Stock.  The Warrants, if exercised in full at their current exercise price, would be exercisable for an additional 5,903,226 shares of the Company’s Common Stock.  Accordingly, the Notes and Warrants together are currently convertible or exercisable for an aggregate of 9,129,033 shares, or approximately 73% of the shares of the Company’s Common Stock currently issued and outstanding. However, we are not obligated to issue shares in excess of 19.9% of our issued and outstanding shares (the “Issuance Cap”) unless and until any required shareholder approvals with respect to applicable issuances of shares under the Notes and Warrants are obtained. The rules of the NYSE Alternext US requires shareholder approval of the issuance of shares in excess of the Issuance Cap at a price less than the greater of book or market value, as discussed below. Accordingly, at the present time, in the absence of shareholder approval, the Notes and Warrants together are convertible or exercisable at the Purchasers’ discretion only into 2,474,993 shares of Common Stock, or 19.9% of our issued and outstanding shares in the absence of a shareholder vote.

In connection with the Private Placement, we agreed with the Purchasers, that, among other things, we would obtain, within 120 days after the Closing Date, the approval of our shareholders for the issuance and/or potential issuance of all shares of Common Stock which may be issued pursuant to the conversion of the Notes and the exercise of the Warrants in excess of 19.99% of our Common Stock in connection with the Private Placement.  Failure to obtain such shareholder approval would constitute an event of default under the Notes. An event of default under the Notes would allow the holders to declare all amounts under the Notes immediately due and payable, and the interest rate on the principal balance of the Note would increase from 12% to 24% per annum (or the maximum lawful rate).

Accordingly, we are now seeking shareholder approval with respect to potential issuances of shares under the Notes and the Warrants as well as Proposal No. 3 regarding the amendment of our Articles of Incorporation. In the event that this Proposal No. 2 is not approved by the shareholders, we will be in default under the Notes. If an event of default under the Notes were to occur, the holders of the Notes could declare all amounts under the Notes immediately due and payable, and the interest on the principal under the Notes will increase substantially.

Why the Company Needs Shareholder Approval

We are seeking shareholder approval in order to comply with the NYSE Alternext US rules and to fulfill an obligation under our agreement with the Purchasers to seek any required shareholder approvals with respect to applicable issuances of shares of our Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

NYSE Alternext US Rule 713 requires shareholder approval for the issuance of securities (other than in a public offering) at a price per share less than the greater of the book or market value of a company’s stock, where the amount of securities being issued represents 20% or more of an issuer’s outstanding Common Stock. Although the Conversion Price of the Notes was above the market value per share of our Common Stock as of the Closing Date, the Conversion Price is less than the book value of the shares as of such date. Accordingly, the issuance of shares in excess of the Issuance Cap under the Notes and the Warrants requires shareholder approval.

We are seeking shareholder approval so that we can avoid an event of default under the Notes and avoid an obligation of ours that would arise to pay increased interest on the Notes. If any required shareholder approvals are not obtained, we would be obligated to pay interest at a significantly higher rate (24% or the maximum lawful rate, as opposed to 12%) on the Notes principal, which will increase our borrowing costs and indebtedness and potentially materially impair the Company’s operations and financial position. In addition, an event of default under the Notes would allow the holders to declare all amounts under the Notes immediately due and payable. This would require us to use our limited working capital and/or raise additional funds. If we fail to make required payments, the holders of the Notes could, subject to the rights of Western Commercial Bank, the holder of the first position lien on our assets, take title to and sell all of our assets in satisfaction of principal and interest then owing under the Notes.

Terms of the Transaction

General.   On February 12, 2009, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company, Jay Weil as collateral agent, and the Purchasers named in the Purchase Agreement for the private placement of Notes in the principal amount of $1,000,000 and corresponding Purchaser Warrants to purchase and additional 5,774,194 shares of the Company’s Common Stock at $0.31 per share. The proceeds from the Private Placement are to be used, and in accordance with the Purchase Agreement, may only be used, for the Company’s working capital purposes, including the payment of the Company’s current liabilities as of the Closing Date. The Private Placement closed, and the Notes and Purchaser Warrants were issued on February 12, 2009. Pursuant to the terms of the Purchase Agreement, we agreed to obtain, within 120 days after the Closing Date, shareholder approval for the issuance and/or potential issuance of all shares of Common Stock which may be issued pursuant to the conversion of the Notes and the exercise of the Purchaser Warrants in excess of 19.99% of our Common Stock in connection with the Private Placement, in accordance with the NYSE Alternext US rule described above.  Failure to obtain such shareholder approval would constitute an event of default under the Notes, allowing the holders to declare all amounts under the Notes immediately due and payable, and increasing the interest rate on the Notes from 12% to 24% (or the maximum lawful rate).

The Notes and Warrants.   The Notes accrue interest at a rate of 12% per annum, subject to adjustment, compounded on each July 15 and January 15. The Notes mature on August 26, 2010, and the Notes are convertible into shares of Common Stock at the Conversion Price of $0.31, subject to certain adjustments. At the current Conversion Price, the Notes would be convertible into an aggregate of 3,225,807 shares of our Common Stock, or approximately 26% of the shares currently issued and outstanding.  Each Purchaser received Purchaser Warrants at $0.31 per share equal to the difference between (A) the sum of (i) the total number of conversion shares which would have been issuable upon full conversion of the Note determined by dividing the aggregate number principal amount of the Notes by an assumed conversion rate of $0.25 (such quotient is referred to as the “Assumed Note Conversion Shares”), plus (ii) 125% of the Assumed Note Conversion Shares, and (B) the number of conversion shares which are issuable upon conversion of the entire original principal amount of the Notes based on the actual conversion price of $0.31, which terminate on the third anniversary of the warrant issuance. In addition, we issued Great American Investors, Inc., placement agent for the Private Placement, warrants (the “Broker Warrants”, and together with the Purchaser Warrants, the “Warrants”) to purchase 129,032 shares of our Common Stock, with the same terms and conditions as the Warrant issued to the Purchasers. The Warrants, if exercised in full at their current exercise price, would be exercisable for an additional 5,903,226 shares of the Company’s Common Stock.  Accordingly, the Notes and Warrants together are currently convertible or exercisable for an aggregate of 9,129,033 shares, or approximately 73% of the shares of the Company’s Common Stock currently issued and outstanding. Nevertheless, because of the Issuance Cap, the Notes and Warrants are convertible or exercisable at the Purchasers’ discretion only into 2,474,993 shares of Common Stock, or 19.9% of our issued and outstanding shares.

Events of default under the Notes include our failure to secure any required shareholder approval necessary for the issuance of more than 19.9% of our currently outstanding shares of Common Stock, failure to pay when due any principal, interest or late charges on the Notes, certain defaults on our indebtedness, certain events of bankruptcy and our breach or failure to perform in respect of representations and obligations under the Notes. Upon the occurrence of an event of default, our obligations under the Note may become due and payable in accordance with the terms thereof.

Security Interest. Pursuant to a security agreement entered into in connection with the Purchase Agreement (the “Security Agreement”), the obligations under the Purchaser Notes are secured by a security interest in substantially all of the Company’s assets in favor of the Purchasers, subordinate only to the security interest held in the Company’s assets by Western Commercial Bank.

Preemptive Rights ..  In connection with the Private Placement, the Company also granted to each Purchaser, for a period of one year after the Closing Date, the right to purchase, pro rata, all (or any part) of any equity securities or options, rights or warrants for equity securities of the Company, subject to certain exemptions (“New Securities”) that the Company may, from time to time during such period, propose to sell or issue.  Each Purchaser’s pro rata share of the New Securities (its “Pro Rata Amount”) for purposes of this preemptive right, is equal to the ratio of (i) the sum of the number of shares of Common Stock then held by the Purchasers plus the number of shares issuable to the Purchaser assuming the entire principal amount of all of the Notes held by the Purchaser are converted into Common Stock and all of the Warrants held by the Purchaser are exercised in accordance with their respective terms (the “Purchaser Shares”) to (ii) the sum of (A) the total number of shares of the Common Stock held all Purchasers as of the date of such determination, plus (B) the total number of  Purchaser Shares held by all Purchasers.

Interests of Certain Shareholders . The Purchasers under the Purchase Agreement included J. Shawn Chalmers and Bicknell Family Holding Co, LLC, who were issued Notes in the amount of $175,000 and $400,000, respectively.  Mr. Chalmers and Bicknell Family Holding Co, LLC each currently beneficially own 9.99% of our outstanding Common Stock (including the exercisable portion of the Warrant issued to them). The Purchasers also included C. Ian Sym-Smith, a current director and director nominee, who was issued a Note in the amount of $75,000.

Brokers. We paid to Great American Investors, Inc., the placement agent for the private placement, fee in the amount of $40,000, a non-refundable due diligence fee of $5,000, and a Warrant to purchase 129,032 shares of our Common Stock (the “Broker Warrants”). We also agreed to reimburse the placement agent’s expenses up to $12,500.  The Broker Warrants have the same terms as the Purchaser Warrants. One of our current directors and a director nominee, Jeffrey Tumbleson is the brother of the managing director of Great American Investors, Inc., which also acted as placement agent for three private placements of the Company’s securities in November 2005, May 2006, and March 2008.

Further Information.   The terms of the Private Placement, the Notes, the Warrants and other transaction documents are complex and only briefly summarized above. For further information on the Private Placement and the rights of the Purchasers, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2009, and the transaction documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Effect of Proposal on Current Shareholders

If this Proposal No. 2 is adopted, up to a maximum of 9,129,033 shares of Common Stock (without regard to any Issuance Cap) would be issuable upon conversion of the Notes and exercise of the Warrants by the Purchasers. As a result, the issuance of shares upon a future conversion of the Notes or exercise of the Warrants would result in significantly greater dilution to our shareholders, particularly those shareholders who did not participate in the Private Placement, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. Additionally, the sale or any resale of the Common Stock issued upon conversion of the Notes and the exercise of the Warrants sold in the Private Placement could cause the market price of our Common Stock to decline.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF POTENTIAL ISSUANCES OF SHARES OF COMMON STOCK UNDER THE COMPANY’S CONVERTIBLE NOTES AND WARRANTS.

PROPOSAL NO. 3

APPROVAL OF CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF
INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board is requesting shareholder approval of an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation (the “Articles”) in order to increase the authorized number of shares of our Common Stock from 40,000,000 shares to 75,000,000 shares. The Board of Directors has approved the Amendment, subject to the ratification of the shareholders, and recommends that the shareholders approve the Amendment.

Outstanding Shares and Purpose of the Proposal

Our Articles of Incorporation currently authorizes us to issue a maximum of 40,000,000 shares of Common Stock and 500,000 shares of Preferred Stock. As of April 17, 2009 there were 12,437,150 shares of Common Stock and no shares of Preferred Stock issued and outstanding. In addition, as of the same date, the Board has reserved 1,290,875 shares for issuance under our stock option and stock purchase plans.  As described above under Proposal 2, under the terms of the Notes and the Warrants issued to the Purchasers in the Private Placement, up to 3,225,807 shares of the Company’s Common Stock are issuable upon conversion of the Notes and up to an additional 5,903,226 shares of our Common Stock are issuable upon exercise of all Warrants. As a result, up to 9,129,033 shares of Common Stock are issuable as a result of the Private Placement, assuming that the shareholders approval Proposal No. 2 above in connection with such issuance.  In addition, we have reserved for issuance up to 10,923,919 shares of Common Stock upon conversion of notes and exercise of warrants issued in our private placement completed in March 2008. Accordingly, an aggregate of 33,780,977 shares of the Company’s Common Stock are currently either issued and outstanding or reserved for issuance. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effective Date of Amendment

If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California. If approved, Section (a) of Article III of our Amended and Restated Articles of Incorporation will be amended to read in its entirety as follows:

“The corporation is authorized to issue two classes of shares, designated ‘Common Stock’ and ‘Preferred Stock.’ The total number of shares which the corporation is authorized to issue is 75,500,000. The number of shares of Preferred Stock which the corporation is authorized to issue is 500,000. The number of shares of Common Stock which the corporation is authorized to issue is 75,000,000.”

The form of Certificate of Amendment to be filed with the Secretary of State of the State of California is set forth as Appendix A to this Proxy Statement.

Effects of Approving or Rejecting the Proposal

If this proposal is approved, the additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares would not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

At present, other than in connection with the exercise of the Notes and Warrants issued in the Private Placement, the Board of Directors has no other plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the company’s business or product lines through the acquisition of other businesses or products, and other purposes.

We could also use the additional shares of Common Stock that would become available for issuance if the Amendment were adopted to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although this proposal to increase the authorized Common Stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company might otherwise receive a premium for their shares over then current market prices.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the authorization of the Board of Directors to increase the authorized Common Stock by amendment of the Company’s Amended and Restated Articles of Incorporation. As a result, abstentions and broker non-votes, if any, will have the same effect as a vote against this proposal. Brokers may have the authority to vote on this proposal when they have not received instructions from the beneficial owner. Holders of shares of our Common Stock do not have appraisal rights under California law or under the governing documents of the Company in connection with this solicitation.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP, independent registered public accounting firm, to serve as the Company’s auditors for the fiscal year ending December 31, 2009. BDO Seidman, LLP has served as the Company’s independent registered public accounting firm for its last fourteen fiscal years.

A representative of BDO Seidman, LLP is expected to be available at the meeting of shareholders to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so. The Board of Directors recommends the ratification of its selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

The affirmative vote of holders of a majority of the shares of Aspyra’s Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to approve the proposal to ratify the appointment of BDO Seidman, LLP as Aspyra’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Audit Fees

The aggregate fees billed for fiscal years 2008 and 2007 for each of the following categories of services are as follows, all of which was attributable to BDO Seidman, LLP:

	2008	2007
Audit fees (1)	$260,587	$287,679
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total	$260,587	$287,679

The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Securities Exchange Act of 1934, and with respect to Aspyra’s 2008 and 2007 fiscal years, these categories include in particular the following components:

(1)
“Audit fees” includes fees for audit services principally related to the year-end examination and the quarterly reviews of Aspyra’s consolidated financial statements, consultation on matters that arise during a review or audit, and SEC filings.

(2)	“Audit related fees” includes fees, which are for consulting services. The principal auditors did not provide any consulting services for the years ended December 31, 2008 and 2007.

(3)	“Tax fees” includes fees for tax compliance and advice. The principal auditors did not provide any tax services for the years ended December 31, 2008 and 2007.

(4)
“All other fees” includes fees for training on the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The principal auditors did not provide any other services for the years ended December 31, 2008 and 2007.

An accounting firm other than BDO Seidman, LLP provides the majority of Aspyra’s tax services.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and non-audit services, and the related fees, provided to Aspyra by its Independent Registered Public Accounting Firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the Securities and Exchange Commission. Accordingly, all of the services relating to the fees described in the table above were approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS ASPYRA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PROPOSAL NO. 5

APPROVAL OF AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES THAT MAY BE ISSUED PURSUANT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN FROM 1,290,875 TO 3,040,875

There is being submitted to the shareholders for approval at the Annual Meeting, the approval of amendment to the Company’s 2005 Equity Incentive Plan, a copy of which is included as Appendix B to this Proxy Statement, to increase the aggregate number of shares that may be issued pursuant to the Company’s 2005 Equity Incentive Plan from 1,290,875 to 3,040,875. The Board approved the amendment because it believes that the Company needs additional shares available for issuance as equity-based compensation.

We believe that stock and option grants play an important role in providing officers, directors and employees with an incentive and inducement to contribute fully to the growth and development of the Company because of the opportunity to acquire a proprietary interest in the Company.

Those officers, directors, employees and consultants receiving stock and option grants will receive, for nominal consideration, the opportunity to profit from any rise in the market value of the common stock. This will dilute the equity interest of the Company's other shareholders.

FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK AND OPTION GRANTS PURSUANT TO THE AMDNEMENT TO THE 2005 EQUITY INCENTIVE PLAN

Incentive Stock Options.   For federal income tax purposes, the holder of an incentive stock option receives no taxable income at the time of the grant or exercise of the incentive stock option. If such person retains the common stock for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income as of the exercise date equal to the difference between the exercise price and fair market value of the share on the exercise date. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.

Nonstatutory Stock Options.   A participant who receives a nonstatutory stock option with an exercise price equal to or greater than the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the company is subject to tax withholding by us.

Stock Awards.   Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to us. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of grant. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Stock Appreciation Rights.   No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the stock on the date of grant which is exercisable only for stock is granted to a participant or upon vesting. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Cash Awards.   Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee or former employee will be subject to tax withholding by us.

Tax Effect for Us.   Unless limited by Section 162(m) or Section 280G of the Code, we generally will be entitled to a tax deduction in connection with an award under the 2005 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonstatutory stock option).

Section 162(m) Limits.   Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. Certain performance-based compensation is not subject to the deduction limit. The 2005 Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2005 Plan provides that the maximum number of shares for which awards may be made to any employee, in any calendar year, is 200,000, except that in connection with his or her initial service, an awardee may be granted awards covering up to an additional 500,000 shares. The maximum amount payable pursuant to that portion of a cash award granted under the 2005 Plan for any fiscal year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed 2,000,000.

Section 280G Limits.   Section 280G of the Code limits the amount of certain compensation payable upon a change in control of CCA, so-called “parachute payments.” If stock options or other awards vest upon a change in control, or if other payments contingent upon such a change in control are made, the vesting or payment may in whole or in part result in a nondeductible parachute payment. In addition, the recipient of the parachute payment would be subject to a 20% excise tax that we would be required to withhold in addition to federal income tax.

THE BOARD OF DIRECTORS RECOMMENDS VOTING 'FOR' APPROVING THE AMENDMENT TO INCREASE THE AGGREAGTE NUMBER OF SHARES THAT MAY BE ISSUED PURSUANT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN FROM 1,290,875 TO 3,040,875

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings.

SEC rules provide that any shareholder proposal to be included in the Proxy Statement for the Company’s 2010 Annual Meeting must be received by the Company at its principal executive offices prior to January 13, 2009, in a form that complies with applicable regulations. If the date of the 2010 Annual Meeting is advanced or delayed more than 30 days from the date of the 2009 Annual Meeting, shareholder proposals intended to be included in the Proxy Statement for the 2010 Annual Meeting must be received by us within a reasonable time before the Company begins to print and mail the Proxy Statement for the 2010 Annual Meeting. Upon any determination that the date of the 2010 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2009 Annual Meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the Proxy Statement. In the event a shareholder proposal is not submitted to the Company prior to January 13, 2009, the proxies solicited by the Board for the 2010 Annual Meeting will confer authority on the proxy holders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2010 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting. If the date of the 2010 Annual Meeting is advanced or delayed more than 30 days from the date of the 2009 Annual Meeting, then the shareholder proposal must not have been submitted to the Company within a reasonable time before the Company mails the Proxy Statement for the 2010 Annual Meeting.

Shareholder nominations for the 2010 Annual Meeting must be submitted in accordance with the procedures described under the caption “Procedures for Shareholder Nominations.”

AVAILABILITY OF 2008 ANNUAL REPORT ON FORM 10-K

The Company has filed with the Securities and Exchange Commission and with the NYSE Alternext US, an Annual Report on Form 10-K under the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2008. The Annual report on Form 10-K is available on the Company’s website at www.aspyra.com or on the website maintained by the SEC at www.sec.gov. Upon written request, the Company will furnish any shareholder a copy of the Annual Report on Form 10-K including the financial statements and schedules, without charge. Any such written request may be addressed to: Corporate Secretary of the Company at 26115-A Mureau Road, Calabasas, California, 91302.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of Annual Reports and Proxy Statements to any household at which two or more shareholders reside if we believe they are members of the same family, unless we have received contrary instructions from one or more of such shareholders. Each shareholder will continue to receive a separate proxy card. Upon request to the Company’s Corporate Secretary, at the address of our principal executive offices or by phone at (818) 880-6700, you may revoke your decision to household, and we will promptly deliver a separate copy of the Annual Report or Proxy Statement, as applicable, to you at the shared address within 30 days of your request. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements upon request to the Chief Corporate Secretary, at the address of our principal executive offices or by phone at (818) 880-6700.

A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the Proxy Statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

OTHER MATTERS

Our Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxy holders.

It is important that the proxies be returned promptly and that your shares are represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

By:	/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer and Secretary

Appendix A

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
ASPYRA, INC.,
a California corporation

Rodney W. Schutt and Anahita Villafane hereby certify that:

1.             They are the Chief Executive Officer and Secretary, respectively, of Aspyra, Inc., a California corporation (the “ Corporation ”).

2.             The Articles of Incorporation shall be amended at Paragraph (a) of Article III such that Paragraph (a) of Article III now reads in full as follows:

“(a)             The corporation is authorized to issue two classes of shares designated “Preferred Stock” and ‘Common Stock,” respectively. The number of shares of Preferred Stock authorized to be issued is 500,000, and the number of shares of Common Stock authorized to be issued is 75,000,000.”

3.             The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

4.             The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the California General Corporation Law.  The total number of outstanding shares of Common Stock of the Corporation is 12,437,150.  The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was more than 50% of the total number of outstanding shares of Common Stock.

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Rodney W. Schutt, Chief Executive Officer
Date: June , 2009
Anahita Villafane, Secretary

Appendix B

Amendment No. 1 to Aspyra, Inc. (formerly known as Creative Computer Applications, Inc.)
2005 Equity Incentive Plan

This Amendment No. 1 (“Amendment”) to the Aspyra, Inc. (formerly known as Creative Computer Applications, Inc.) 2005 Equity Incentive Plan (the “Plan”) hereby effects the following amendments to the Plan.

1. Section 3(a)(i) of the Plan is deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

“The maximum aggregate number of Shares that may be issued under the Plan is 3,040,875. Such limitation shall consist of (A) the number of Shares available for issuance, as of the effective date of the Plan, under the Prior Plan, plus (B) those Shares that are issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full after the effective date of the Plan, plus (C) an additional increase of 1,000,000 Shares to be approved by the Company’s shareholders on the effective date of the Plan, plus (D) an additional increase of 1,750,000 Shares to be approved by the Company’s shareholders on the effective date of Amendment No. to the Plan. Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 3,040,875 Shares. The limitations of this Section 3(a)(i) shall be subject to the adjustments provided for in Section 15 of the Plan.”

All other terms of the Plan shall remain the same.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the Plan, effective as of _______, 2009.

ASPYRA, INC.

Date: , 2009	By:	/s/
Its:

ASPYRA, INC

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Aspyra, Inc., a California corporation, hereby appoints RODNEY W. SCHUTT and ANAHITA VILLAFANE, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the Aspyra, Inc. Common Shares held of record on May 1, 2009 by the undersigned at the Annual Meeting of Shareholders to be held on June 11, 2009 or any adjournment or postponement thereof as follows on the reverse side of this proxy card:

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

ASPYRA, INC.

June 11, 2009

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:		NOMINEES: ¡ Lawrence S. Schmid ¡ Robert S. Fogerson, Jr.	2.
To approve the potential issuance of up to 9,129,033 shares of the Company’s Common Stock at a price below the current book value issued in connection with a private placement of convertible notes and warrants conducted in February 2009
					☐	☐	☐
		¡ Norman R. Cohen
☐	FOR ALL NOMINEES	¡ James Zierick ¡ C. Ian Sym-Smith ¡ Jeffrey Tumbleson ¡ Rodney W. Schutt	3.
To approve an amendment to the Company’s Amended and Restated Articles of Incorporation in order to increase the total number of authorized shares of Common Stock from 40,000,000 shares to 75,000,000 shares
					☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		4.	To ratify the appointment of BDO Seidman, LLP as Aspyra’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2009	☐	☐	☐

			5.	To amend the Company’s 2005 Equity Incentive Plan to increase the aggregate number of shares that may be issued pursuant to the Company’s 2005 Equity Incentive Plan from 1,290,875 to 3,040,875	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)		6.	In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Annual Meeting or any continuation, postponements or adjournments thereof.

The Board of Directors recommends a vote “FOR” the election of each of the nominees, “FOR” the approval of potential issuances of our Common Stock in connection with the February 2009 private placement, “FOR” the amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 75,000,000, “FOR” the amendment to the Company's 2005 Equity Incentive Plan and “FOR” ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal 2009. All proposals to be acted upon are proposals of the Board of Directors . If any other business is properly presented at the Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, this proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the Board of Directors. At the date the Proxy Statement went to press, we did not anticipate any other matters would be raised at the Meeting.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

WILL ATTEND
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box ☐
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.